UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2016

COMM 2015-CCRE26 Mortgage Trust
(Exact name of issuing entity)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

German American Capital Corporation
Cantor Commercial Real Estate Lending, L.P.
Jefferies LoanCore LLC

(Exact names of sponsors as specified in their charters)

Delaware	333-193376-23	04-3310019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

60 Wall Street	New York, New York	10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:	(212) 250-2500

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS.

The following information updates the Prospectus Supplement, dated September 28, 2015, supplementing the Prospectus, dated September 3, 2014, each as filed with the Securities and Exchange Commission (“SEC”) with respect to a mortgaged property (the “Mortgaged Property”) secured by a mortgage loan identified as “Prudential Plaza” on Exhibit B to the Pooling and Servicing Agreement (the “Mortgage Loan”), which Mortgage Loan is an asset of the Issuing Entity:

On February 24, 2016, U.S. Bank National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP7, and Wells Fargo Bank, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Pass-Through Certificates, Series 2006-CIBC16 (collectively, the “Plaintiffs”), filed a civil complaint in the Supreme Court of the State of New York, Southern District, against BFPRU I, LLC, as borrower (the “Prior Borrower”) under the prior loan secured by the Mortgaged Property (the “Prior Loan”), and Mark Karasick and Michael Silberberg, as sponsors of the Prior Borrower (together with the Prior Borrower, the “Defendants”). Mark Karasick and Michael Silberberg are also the sponsors of the borrower under the Mortgage Loan. The complaint alleges that, among other things, the Defendants (i) breached the loan agreement, amended loan agreement and guaranty relating to the Prior Loan, (ii) engaged in fraud, willful misconduct and intentional misrepresentation by failing to provide complete and accurate information to, and concealed from, the Plaintiffs and their appraisers accurate financial information about the Mortgaged Property including approximately $5.8 million in new leasing activity of prospective tenants, which failure to provide and the concealment of such leasing activity had a material adverse effect on the “as-is” appraised value of the Mortgaged Property, and (iii) falsely certified to the Plaintiffs on the closing date of the Prior Loan refinancing that they had provided all financial, operating and leasing information about such Mortgaged Property and that none of the Defendants were aware of any additional financial, operating or leasing information that would have a material effect on the value of the Mortgaged Property. The complaint alleges that the Defendants’ actions described in clauses (i)-(iii) above resulted in a significant discounted payoff of the Prior Loan (from $444,194,608 due and owing to the Plaintiffs to approximately $360,400,114). Plaintiffs claimed damages in the amount of approximately $83,794,494 (plus prejudgment interest and all costs and expenses (including court costs and attorney’s fees) associated with such complaint.

There can be no assurances as to the outcome of any of the events described above or any pending or future events or litigations, or the possible impact of these events or litigations on the Defendants, the Mortgage Loan, the Mortgaged Property or the COMM 2015-CCRE26 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation

By:/s/ Helaine Kaplan
Name: Helaine Kaplan
Title: Managing Director

By:/s/ Matt Smith
Name: Matt Smith
Title: Director

Date: March 14, 2016